Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-277373 on Form S-3ASR and Registration Statement Nos. 333-277354, 333-270048, 333-263039, 333-262490, 333-253140 and 333-
235225 on Form S-8 of our reports, relating to the consolidated financial statements of SiTime Corporation and the effectiveness of SiTime Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
San Jose, California
February 14, 2025